UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2016

AVEXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37693	90-1038273
(Commission File No.)	(IRS Employer Identification No.)

2275 Half Day Rd, Suite 160

Bannockburn, Illinois 60015

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (847) 572-8280

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On September 6, 2016, AveXis, Inc. (the “Company”) announced a proposed public offering of shares of its common stock (the “Offering”), subject to market conditions and other factors.  In connection with the Offering, the Company is filing this Current Report on Form 8-K to update its risk factors previously disclosed in its periodic and other reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.  A copy of the updated risk factors is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company also announced that Dr. Brian Kaspar, the Company’s Chief Scientific Officer, who has previously served in that capacity on a part-time basis while continuing as a full-time faculty member of Nationwide Children’s Hospital (“NCH”), began a six month entrepreneurial leave of absence from his role at NCH to allow Dr. Kaspar to focus on his efforts at the Company on a full-time basis.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy shares of common stock, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities will be made only by means of a prospectus.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Risk Factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2016	AVEXIS, INC.

	By:	/s/ Sean P. Nolan
Sean P. Nolan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
99.1	Risk Factors.